UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Signs Exclusive Agreement with Oso Vista Ranch of the Ramah Navajo Nation for $1,200,000 Broadband Deployment Project

Tulsa, OK – June 19, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: NTMG), a global provider of wireless communications services and data solutions, is pleased to announce its wholly owned subsidiary, Aero Networks (“Aero”), has signed an exclusive agreement with the Oso Vista Ranch Project (”OVRP”) of the Ramah Navajo Nation to manage OVRP’s broadband Community Connect grant application with the United States Department of Agriculture, Rural Utilities Services (USDA-RUS).

OVRP is exclusively contracting the design, build and equipment procurement of the new network to Aero’s New Mexico office. The contract is capped at $1,200,000 and is subject to USDA-RUS normal approval process which may change the scope of the project resulting in a lower contract amount to Aero. OVRP and Aero expect to get USDA-RUS final grant approval in 4Q 2013, and with installation and deployment to commence in 1Q 2014.

The Aero management team has an outstanding record of success in receiving USDA-RUS Community Connect broadband grants. Over the past seven years, the Aero team and its clients have been awarded over 24 USDA-RUS Community Connect grants totaling over $12 million dollars to build and operate broadband services. The Aero team will be headed by Les Matthews, Aero’s New Mexico General Manager, who has several years of wireless broadband experience and has completed two USDA-RUS Community Connect grant projects in New Mexico.

OVRP’s broadband network will deliver 100 Mbps of Internet bandwidth to the Ramah Navajo Pueblo. Critical community facilities, including the OVRP community center, school, medical clinic, tribal offices and police, emergency responders will receive free 10 Mbps Internet service for two years.  All other commercial enterprises and residents will have access to the fixed wireless service at nominal commercial pricing. Currently on the reservation approximately 3% of homes have access to the Internet with slow and expensive satellite services. The lack of broadband service has prevented OVRP from providing distance learning coursework through their partnership with New Mexico State University as they only have a satellite Internet connection at their office location. In addition to the tribal lands that will be served with this grant, there are four other communities just outside the tribal boundaries that currently have satellite Internet service that will have access to the new Aero-OVRP network. These will more than double to households covered by the broadband network.

“The goal of OVRP and Aero is to bring the benefits of broadband technology to the remote community of the Ramah Navajo Nation in New Mexico,” said Margaret Merrill, Oso Vista Executive Director.

“This project will significantly impact the lives of people in the coverage footprint area,” said Les Matthews, General Manager of Aero’s New Mexico office. “The area suffers some of the highest unemployment in the country, and its household income is half that of the average household income in the state.”

Rick Bjorklund, President of Aero, stated, "We are excited about adding the Oso Vista Ranch Project and the Ramah Navajo Indian Reservation as our client in New Mexico. We are proud to bring the benefits of broadband and wireless communications to communities like this, and give the citizens quality Internet access with a sustainable operating business model.  Aero has partnered with many rural communities for similar projects including clients in Oklahoma, Missouri and Mississippi.”

About United States Department of Agriculture, Rural Utilities Services (USDA-RUS)

The USDA-RUS Community Connect program offers an exciting opportunity for needy communities to receive broadband services, build sustainable infrastructure, and to receive education and training on Internet usage and applications. Most of the grant recipient communities receive enormous benefits from the USDA-RUS program resulting in sustainable education, healthcare, medical and public safety advances for the community.

About Oso Vista Ranch Project, Ramah Navajo Nation

Oso Vista Ranch Project (OVRP) is a 501c(3) non-profit that was established in 2006 in New Mexico to provide entrepreneurship training, commercial tobacco prevention, financial literacy, youth leadership, and promoting agri-business opportunities. OVRP has formed strategic relationships with the Ramah Navajo School Board, Ramah Chapter, New Mexico State University and the Ramah Navajo community. OVRP’s offices are located in the Ramah Navajo community of Pine Hill, New Mexico.  The community itself consists of approximately 1,700 residents; it contains a school, chapter house and medical clinic. The community has an extremely high unemployment rate (60%) and a medium household income of $18,000 per year, which is half that of the state of New Mexico. According to the June 7, 2013 U.S Department of Commerce report from National Telecommunications & Information Administration New Mexico ranks last among all states with only 37.1% of rural households having access to Broadband Internet. For more information, visit www.osovistaranchproject.org

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Sanwire Corporation

Aero Networks

info@sanwire.net

info@aeronetworks.net

1 (800) 243-1254

(918) 269-8491

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.